                                                                    EXHIBIT 23.5

                        CONSENT OF PETRIE PARKMAN & CO.

     The undersigned hereby consents to the use of its opinion letter dated March 27, 1996 to the Board of Directors of The Phoenix Resource Companies, Inc. and the references to the name of the undersigned in this Registration Statement on Form S-4

                                          PETRIE PARKMAN & CO.

April 5, 1996